UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

Schedule 14C

__________________________________________

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

DeFi Development Corp.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

DeFi Development Corp.
6401 Congress Avenue, Suite 250
Boca Raton, Florida 33487

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Holders of Common Stock of DeFi Development Corp.:

This notice and the accompanying Information Statement are being circulated to the stockholders of record of the outstanding common stock, par value $0.00001 per share (the “common stock”), of DeFi Development Corp. (the “Company”), as of the close of business on August 28, 2025 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, solely for the purpose of informing our stockholders of the actions taken by the written consent. This Information Statement relates to corporate actions taken by the holders of approximately 84.31% of the outstanding voting power of the Company (the “Majority Stockholders”) by written consent in lieu of a special meeting. This Information Statement shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law (the “DGCL”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Majority Stockholders have approved by written consent the following actions:

Item 1.

The approval of the issuance of shares of common stock in excess of 19.99% of the Company’s issued and outstanding common stock as the date of the subscription agreements, dated August 24, 2025 (the “Subscription Agreements”), at prices that are less than the lower of (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities and (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities on the date of entry into the Subscription Agreements and, in part, involve the acceptance by the Company as consideration locked Solana (“SOL”), pursuant to Nasdaq Listing Rule 5635(d).

The accompanying Information Statement is being furnished to our stockholders as of the Record Date, in accordance with Rule 14c-2 under the Exchange Act, and the rules promulgated by the SEC thereunder, solely for the purpose of informing our stockholders of the actions taken by the Majority Stockholders by written consent. As the matters set forth in the accompanying Information Statement have been duly authorized and approved by the written consent of the holders of more than a majority of the Company’s voting securities, your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information, and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations prescribed thereunder, including Regulation 14C. The accompanying Information Statement also serves as the notice required by Section 228 of Title 8 of the DGCL of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders. You do not need to do anything in response to this Notice and the Information Statement.

The actions taken by written consent of the Majority Stockholders will not become effective until the date that is twenty (20) calendar days following the date that this Information Statement is first mailed to holders of our common stock as of the Record Date.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. YOUR VOTE OR CONSENT IS NOT REQUESTED OR REQUIRED.

By Order of the Board of Directors,
/s/ Joseph Onorati
Joseph Onorati, Chairman & CEO
September 5, 2025

INFORMATION STATEMENT
OF
DEFI DEVELOPMENT CORP.

6401 Congress Avenue, Suite 250
Boca Raton, Florida 33487

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER

September 5, 2025

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

DeFi Development Corp., a Delaware corporation (the “Company”), is sending you this Notice and Information Statement to notify you of an action taken by the holders of approximately 84.31% of the outstanding voting power of the Company (the “Majority Stockholders”), in lieu of a special meeting of stockholders. References in this Information Statement to the “Company,” “we,” “our,” and “us” are to DeFi Development Corp, and, to the extent applicable, its subsidiaries. The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward the Information Statement to beneficial owners of the outstanding common stock, par value $0.00001 per share (the “common stock”), of the Company held of record by them. The Company will reimburse these brokers, nominees, custodians, and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

The Majority Stockholders approved the issuance of shares of common stock in excess of 19.99% of the Company’s issued and outstanding common stock as the date of the subscription agreements, dated August 24, 2025 (the “Subscription Agreements”), at prices that are less than the lower of (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities and (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities on the date of entry into the Subscription Agreements and, in part, involve the acceptance by the Company as consideration locked SOL, pursuant to Nasdaq Listing Rule 5635(d).

Copies of this Information Statement are being mailed on or about September 5, 2025, to the stockholders of record of the outstanding common stock as of the close of business on August 28, 2025, which we refer to as the “Record Date.”

VOTE REQUIRED

Under the Delaware General Corporation Law (the “DGCL”) and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing.

As of August 28, 2025, the Company had 25,373,702 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote. The Majority Stockholders collectively held approximately 5,705,308 shares of common stock as of the Record Date and 10,000 shares of the Series A Preferred Stock, representing approximately 84.31% of the voting power of all outstanding shares of capital stock of the Company. The vote, which was required to approve the corporate actions described herein, was the affirmative vote of the holders of a majority of the Company’s voting stock. Accordingly, the written consent executed by the Majority Stockholders is sufficient to approve the action and no further stockholder action is required to approve the corporate actions described herein.

VOTE OBTAINED

Section 228(a) of the DGCL and our bylaws provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, via written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The consent that we have obtained from the Majority Stockholders constitutes the only stockholder approval required under Nasdaq Listing Rule 5635 and our bylaws, to approve these corporate actions. Our Board of Directors (“Board”) is not soliciting your vote or your proxy in connection with these actions. Accordingly, all necessary corporate approvals relating to the stockholder actions described herein have been obtained and this Information Statement is being furnished to stockholders solely for purposes of informing the stockholders of the actions in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Information Statement is first being mailed on or about September 5, 2025 to the Company’s stockholders of record as of the Record Date. The approval of the action by written consent of the Majority Stockholders shall become effective approximately twenty (20) days after we mail this Information Statement.

NOTICE PURSUANT TO SECTION 228(E) OF THE DGCL

Section 228(e) of the DGCL requires that prompt notice of any action so taken by written consent be provided to all holders of our common stock as of the Record Date. This Information Statement serves as the notice required by Section 228(e) of the DGCL.

NO APPRAISAL RIGHTS

No appraisal or dissenters’ rights are available to our stockholders under Delaware law, our certificate of incorporation or bylaws with respect to the corporate actions described herein.

ACTIONS APPROVED BY MAJORITY STOCKHOLDERS

This Information Statement contains a brief summary of the material aspects of the actions approved by our Board and the consenting Majority Stockholders.

ITEM 1.    ENTRY INTO SECURITIES SUBSCRIPTION AGREEMENTS FOR THE SALE OF PRE-FUNDED WARRANTS

Transaction Summary

On August 24, 2025, DeFi Development Corp. (the “Company”) entered into subscription agreements (each, a “Subscription Agreement” and collectively the “Subscription Agreements”) with certain institutional and accredited investors (each an “Investor” and collectively the “Investors”) pursuant to which the Company, subject to the restrictions and satisfaction of the conditions in the Subscription Agreements, has agreed to sell in a private placement to the Investors for gross proceeds of approximately $125.0 million (the “Offering”) an aggregate of (i) 4,187,953 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (“Common Stock”) and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to acquire up to 5,812,089 shares of Common Stock (the “Pre-Funded Warrant Shares”) at an exercise price of $0.0001 per share. The purchase price for one share of Common Stock was $12.50 and the purchase price for one Pre-Funded Warrant was $12.4999 per share. A portion of the Shares and Pre-Funded Warrants were sold to certain Investors in exchange for consideration consisting of locked SOL rather than cash. The Offering closed on August 28, 2025.

Under the Subscription Agreements, the Company agreed to file a registration statement for the resale of the Shares and the Pre-Funded Warrant Shares within 7 business days after the closing under the Subscription Agreements, and to use commercially reasonable efforts to have the registration statement declared effective as soon as practicable after filing.

Pursuant to the terms of the Subscription Agreements, the Company is prohibited from issuing, entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or securities convertible or exercisable into Common Stock for a period commencing on the date of the effectiveness of the resale registration statement, and expiring 15 days after the effectiveness of a resale registration statement, subject to certain exceptions for issuances in connection with previously issued securities, stock split or similar transactions, in connection with the Company’s equity plans, or in a private placement or under the Company’s equity line of credit if certain conditions are met.

The Pre-Funded Warrants are exercisable twenty-one days after the Company files a Definitive Information Statement on Schedule 14C with respect to stockholder approval of such exercise, and will not expire until exercised in full. The exercise price and number of Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Pre-Funded Warrants may be exercised, in whole or in part, at any time by means of a “cashless exercise.” Pre-Funded Warrants for certain Investors provide that the holder may not exercise any portion of such holder’s Pre-Funded Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 19.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise.

The Pre-Funded Warrants are exercisable twenty-one days after the Company mails a Definitive Information Statement on Schedule 14C with respect to stockholder approval of such exercise and will not expire until exercised in full. The exercise price and number of Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrant are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Pre-Funded Warrant may be exercised, in whole or in part, at any time by means of a “cashless exercise.” Pre-Funded Warrants for certain Investors provide that the holder may not exercise any portion of such holder’s Pre-Funded Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 19.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise.

This summary is intended to provide you with basic information concerning the Subscription Agreements and the Pre-Funded Warrants. The full text of each of the form of Subscription Agreement and the form of Pre-Funded Warrant was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on August 26, 2025.

Interests of Certain Persons

None of the Company’s directors or executive officers have any interest in the transaction approved by the Majority Stockholders and described in this Information Statement except in their capacity as holders of common stock and Series A Preferred Stock.

Reasons for Stockholder Approval

Our common stock is currently listed on the Nasdaq Stock Market LLC, and, as such, we are subject to the Nasdaq Listing Rules. Nasdaq Listing Rule 5635(d), in relevant part, requires stockholder approval prior to the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) at a price less than (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement. Therefore, under the Subscription Agreements, the parties agreed not to issue and sell shares in excess of 19.9% of the Company’s outstanding common stock (or 4,189,307 shares), calculated as of the August 24, 2025 (the “Exchange Cap”), unless we sought and obtained the approval of our stockholders to issue and sell shares in excess of such Exchange Cap.

On August 23, 2025, our Board approved by unanimous written consent the issuance of shares of common stock in excess of 19.9% of the Company’s issued and outstanding common stock as the date of the Subscription Agreements, at prices that are less than the lower of (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities and (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities on the date of entry into the Subscription Agreements and, in part, involve the acceptance by the Company as consideration locked SOL, pursuant to Nasdaq Listing Rule 5635(d).

Nasdaq Listing Rule 5635(d) requires stockholder approval for the issuance of common stock if the issuance will result in the issuance of 20% or more of the common stock outstanding before the issuance. For purposes of Nasdaq Listing Rule 5635(d), written consent of the holders of a majority of the shares of common stock entitled to vote constitutes stockholder approval. Under Section 228 of the DGCL, our certificate of incorporation and our bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present, consent to such action in writing.

Therefore, to ensure compliance with Nasdaq Listing Rule 5635(d), the Majority Stockholders, on August 28, 2025, approved the issuance of shares of common stock to the Investors in excess of the Exchange Cap under the terms of the Subscription Agreements and the Pre-Funded Warrants.

Effect on Current Stockholders

The issuance of the Pre-Funded Warrant Shares under the Pre-Funded Warrants, in accordance with the terms of the Subscription Agreements, will increase the number of shares of common stock outstanding by a total of 5,812,089 shares of common stock (assuming full exercise of the Pre-Funded Warrants), and our existing stockholders will incur a resulting dilution of their ownership percentage. Because the number of Pre-Funded Warrant Shares will only be issuable upon exercise of the Pre-Funded Warrants, and it is unknown when the Pre-Funded Warrants will be exercised, if ever, the ultimate dilutive effect cannot be conclusively determined until such time the Pre-Funded Warrants are exercised. In addition, certain of the Investors are subject to a 4.99% or 9.99% beneficial ownership limitation, which may be increased upon the election of the Investor to any other percentage not in excess of 19.99% upon the exercise of the Pre-Funded Warrants. The timing of the Investors’ exercise of the Pre-Funded Warrants are subject to certain limitations.

The Company expects to file a registration statement to permit the public resale of the Pre-Funded Warrant Shares upon an Investor’s exercise of the Pre-Funded Warrants issued to such Investors in accordance with the Subscription Agreements. Upon exercise, each Investor may resell some or all of the Pre-Funded Warrant Shares, subject to the above referenced beneficial ownership limitations, and such sales could cause the market price of our common stock to decline.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of August 28, 2025, for (i) each of our named executive officers and directors, (ii) all of our named executive officers and directors as a group, and (iii) each other stockholder known by us to be the beneficial owner of more than 5% of our outstanding common stock.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or any member of such group has the right to acquire within sixty (60) days. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons have the right to acquire within sixty (60) days of August 28, 2025, are deemed to be outstanding for such person, but not deemed to be outstanding to compute the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o DeFi Development Corp., 6401 Congress Avenue, Suite 250, Boca Raton, Florida 33487.

	Common Stock			Series A Preferred Stock		Voting Power
Name of Beneficial Owner	Shares		%(1)	Shares	%(2)
Officers and Directors
Joseph Onorati, Chairman and Chief Executive Officer(3)	2,216,137		8.73%	4,500	45.00%	37.66%
Fei (John) Han, Chief Financial Officer(4)	—		* %	1,000	10.00%	7.98%
Parker White, Chief Operating Officer and Chief Investment Officer(5)	3,489,171		13.75%	4,500	45.00%	38.68%
Blake Janover, Chief Commercial Officer and Director	8,281	(6)	* %	—	—	—
William Caragol, Director	30,625	(7)	* %	—	—	—
Marco Santori, Director	70,000	(8)	* %	—	—	—
Zachary Tai, Director	2,500	(9)	* %	—	—	—
All executive officers and directors (7 persons)	5,816,714		22.92%	10,000	100.00%	84.40%

5% or more Stockholders
Defi Dev LLC	2,884,287	(10)	11.37%	5,500	55.00%	46.17%
3277447 Nova Scotia Ltd.	2,216,137	(11)	8.73%	4,500	45.00%	37.66%

____________

*        Less than 1%

(1)      Based on 25,373,702 shares of common stock outstanding as of August 28, 2025.

(2)      Based on 10,000 shares of Series A Preferred Stock outstanding as of August 28, 2025. Each share of Series A Preferred Stock is entitled to 10,000 votes per share on all matters entitled to be voted upon by the common stock unless otherwise prohibited by law.

(3)      Consists of 2,216,137 shares of common stock held by 3277447 Nova Scotia Ltd, of which Mr. Onorati is the president and director and does not include 301,980 shares of common stock issuable pursuant to a qualified stock option granted to Mr. Onorati under the Company’s 2023 Equity Incentive Plan (“2023 Plan”) on April 9, 2025, for $3.91 per share. The stock option grant will vest over a period of four years. The shares of Series A Preferred Stock are held by 3277447 Nova Scotia Ltd, of which Mr. Onorati is the president and director.

(4)      Does not include 180,985 shares issuable pursuant to a qualified stock option granted to Mr. Han under the 2023 Plan on April 9, 2025, for $3.91 per share. The stock option grant will vest over a period of four years. The shares of Series A Preferred Stock are held by DeFi Dev LLC of which Mr. Han is a member. DeFi Dev LLC is a manager-managed limited liability company. However, as a member Mr. Han may be deemed to share beneficial ownership of the ordinary shares held of record by the DeFi Dev LLC. Mr. Han disclaims any beneficial ownership of the reported shares, other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(5)      Consists of 3,489,171 shares of common stock, of which 604,884 shares are held by SolSync Solutions Partnership of which Mr. White is the sole partner and 2,884,287 shares are held by DeFi Dev LLC of which Mr. White serves as manager and does not include 191,989 shares of common stock issuable upon pursuant to a qualified stock option granted to Mr. White under the Company’s 2023 Plan on April 9, 2025, for $3.91 per share. The stock option grant will vest over a period of four years. The shares of Series A Preferred Stock are held by DeFi Dev LLC, of which Mr. White is the manager.

(6)      Consists of 8,281 shares of common stock and does not include 70,000 shares of common stock issuable upon the vesting of RSUs granted to Mr. Janover under the Company’s 2023 Plan on April 9, 2025. The RSU grant will vest over a period of four years.

(7)      Consists of 30,625 shares of common stock, which does not include (i) 87,500 shares of common stock issuable upon pursuant to a non-qualified stock option granted to Mr. Caragol under the Company’s 2023 Plan on July 24, 2023, for $4.57 per share, (ii) 87,500 shares of common stock issuable upon pursuant to a non-qualified stock option granted to Mr. Caragol under the Company’s 2023 Plan on February 10, 2025, for $0.76 per share and (iii) 21,875 shares of common stock issuable upon the vesting of RSUs granted to Mr. Caragol under the Company’s 2023 Plan on April 9, 2025. The stock option and RSU grants will vest over a period of four years.

(8)      Consists of 70,000 shares of common stock which were issued upon the vesting of RSUs granted to Mr. Santori under the Company’s 2023 Plan on April 9, 2025. The RSU grant vested upon the April 9, 2025 issuance. DeFi Dev LLC is a manager-managed limited liability company. However, as a member Mr. Santori may be deemed to share beneficial ownership of the ordinary shares held of record by the DeFi Dev LLC. Mr. Santori disclaims any beneficial ownership of the reported shares, other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(9)      Does not include 7,000 shares of common stock issuable upon the vesting of RSUs granted to Mr. Tai under the Company’s 2023 Plan on April 9, 2025. The RSU grant will vest over a period of four years.

(10)    As of April 4, 2025, based on information provided in a Schedule 13D filed April 8, 2025. DeFi Dev LLC listed its address as 1530 P B Ln W5205, Wichita Falls, TX 76302. The principal business of the DeFi Dev is to operate as an acquisition entity to hold the Common Shares acquired by certain Reporting Persons. DeFi Dev is a manager-managed limited liability company, with Parker White, COO & CIO of Janover Inc., serving as manager.

(11)    As of April 4, 2025, based on information provided in a Schedule 13D filed April 8, 2025. 3277447 Nova Scotia Ltd. (“NS Corp”) listed its address as Box 287, Port Williams, Nova Scotia, B0P1T0, Canada. The principal business of the NS Corp is consulting. NS Corp is a corporation formed under the laws of Canada.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements in addition to historical information. When used in this Information Statement, the words “can,” “will,” “intends,” “expects,” “believes,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. All statements that address activities, events or developments that the Company intends, expects or believes may occur in the future are forward-looking statements. These forward-looking statements are just predictions and involve significant risks and uncertainties, many of which are beyond our control, and actual results may differ materially from these statements. Factors that could cause actual outcomes or results to differ materially from those reflected in forward-looking statements include, but are not limited to, those discussed in our filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, information statements, and other information with the SEC, to satisfy our compliance and disclosure requirements under the Exchange Act. The Company’s SEC filings are made available electronically to the public at the SEC’s website located at http://www.sec.gov.

The SEC allows the Company to “incorporate by reference” information that it files with the SEC in other documents into this Information Statement. This means that the Company may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement. Please see the Company’s Current Report on Form 8-K filed with the SEC on August 26, 2025, for additional information regarding the Offering, including the related agreements entered into by the Company with the Investors filed as exhibits.

The Company undertakes to provide without charge to each person to whom a copy of this Information Statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this Information Statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this Information Statement incorporates. You may obtain documents incorporated by reference by requesting them in writing at DeFi Development Corp., 6401 Congress Avenue, Suite 250, Boca Raton, Florida, 33487, Attn: Investor Relations, or by telephoning the Company at (561) 559-4111.

DOCUMENT DELIVERY FOR SHARED ADDRESSES

We appreciate your cooperation with our effort to send fewer mailings to households that share an address. If we are sending one copy of our documents to a shared address but you would prefer your own copy, just let us know. You can request this by writing or calling us at the contact details provided. If you are currently receiving multiple copies at a shared address and would prefer just one copy for the household, please inform us in the same way.

OTHER MATTERS

The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this Information Statement. This Information Statement is dated September 5, 2025. No assumption should be made that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement will not create any implication to the contrary.

By Order of the Board of Directors,
/s/ Joseph Onorati
Joseph Onorati, Chairman & CEO
September 5, 2025